TIAA-CREF Fixed-Income and Real Estate Securities Funds
Form N-SAR for the period ended September 30, 2017


Item 77 Q1. Other Exhibits
Q.1.e.1		Amendments to the Investment Advisory Agreement
On September 26, 2017, under conformed Submission 485BPOS, accession number 0000930413-17-003352, a copy of the Amendment dated May 1, 2017 (the "Amendment") to the May 1, 2016 Amended and Restated Investment Management Agreement between the TIAA-CREF
Funds (the "Trust") and Teachers Advisors, Inc. was previously filed with the SEC as exhibit 99.(D)(86) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.